Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Puget Energy, Inc. of our report dated February 25, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Seattle, Washington

February 2, 2011